Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2021 RESULTS

Highlights:

●	1Q21 Reported EPS of $2.50, up 56%

¡	Adjusted EPS (non-GAAP) of $2.40, up 45%

●	1Q21 Net sales increased 19.1% to $2.05 billion

¡	Sales growth ex. currency (non-GAAP) of 10.9%

¡	Organic sales growth (non-GAAP) of 8.8%

●	Raised FY 2021 EPS guidance ranges

¡	Reported EPS range of $8.25 to $8.65 (previously $7.50 to $7.90)

¡	Adjusted EPS range of $8.40 to $8.80 (previously $7.65 to $8.05)

GLENDALE, Calif., April 28, 2021 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended April 3, 2021 and provided an update related to the impact of the COVID-19 pandemic on the company. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We are off to a strong start to the year, with earnings growth well above expectations, driven by higher volume and productivity gains across the portfolio,” said Mitch Butier, Avery Dennison president and CEO.

“All three of our operating segments delivered strong sales growth and significant margin expansion. Our strong performance comes at a time when the global health crisis is resurging in many parts of the world and supply chains are tightening. The current environment further reinforces our determination to remain vigilant in ensuring the health and well-being of our employees, delivering for our customers, supporting our communities, and creating value for our shareholders.

“We have raised our full-year outlook for adjusted earnings per share, reflecting the strong performance in the first quarter, and a higher organic growth assumption for the balance of the year,” said Butier. “We continue to remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation for all our stakeholders.”

“Once again, I want to thank our entire team for their tireless efforts to keep one another safe while delivering for our customers during this challenging period, bringing a whole new level of agility and dedication to address the unique challenges at hand.”

COVID-19/Operational Update

Uncertainty surrounding the global health crisis remains elevated as many parts of the world are experiencing a resurgence in COVID-19 cases. The safety and well-being of employees has been and will continue to be the company’s top priority. The company has taken steps to ensure employee safety, quickly implementing world-class safety protocols and continuing to adapt guidelines as the pandemic evolves.

As supply chains remain tight, the company continues to actively manage through a dynamic supply and demand environment. The company is leveraging its global scale and working closely with customers and suppliers to deliver industry-leading products and services. The company continues to mitigate risk to keep supply chain disruptions negligible and the team continues to demonstrate agility and preparedness through robust scenario planning.

First Quarter 2021 Results by Segment

Label and Graphic Materials

●	Reported sales increased 17.3% to $1.38 billion. Sales were up 8.4% ex. currency and 7.6% on an organic basis.

¡	Label and Packaging Materials sales were up approximately 7% from prior year on an organic basis, with strong growth in both the high value product categories and the base business.

¡	Sales increased by approximately 9% organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up low-single digits in North America and Western Europe, and up mid-teens in emerging markets.

●

Reported operating margin increased 170 basis points to 16.4%. Adjusted operating margin increased 150 basis points to 16.3%, as the benefits from higher volume/mix, lower receivables reserves and productivity more than offset higher employee-related costs and the net impact of pricing and raw material costs.

Retail Branding and Information Solutions

●	Reported sales increased 20.1% to $483 million. Sales were up 15.0% ex. currency and 9.3% on an organic basis, reflecting strong growth in both the high value categories and the base business.

¡	Intelligent Labels were up approximately 40% ex. currency with the benefit of the Smartrac acquisition, and up approximately 20% organically.

●

Reported operating margin increased 470 basis points to 12.4%. Adjusted operating margin increased 440 basis points to 12.9%, as the benefits from higher volume, lower receivables reserves and productivity more than offset higher employee-related costs and growth investments.

Industrial and Healthcare Materials

●

Reported sales increased 29.8% to $192 million. Sales were up 18.8% ex. currency and 16.3% on an organic basis, reflecting an approximately 20% increase in industrial categories and a low-single digit decline in healthcare categories.

●

Reported operating margin increased 220 basis points to 12.3%. Adjusted operating margin increased 190 basis points to 12.3%, as the benefit from higher volume/mix more than offset higher employee-related costs.

Other

Balance Sheet, Liquidity, and Capital Deployment

The company’s balance sheet remains strong, with ample liquidity. The company deployed $31 million for acquisitions and equity investments in the first quarter, including two strategic acquisitions, JDC Solutions, Inc. in the IHM segment and ZippyYum, LLC in the RBIS segment.

The company recently announced it raised its quarterly dividend rate by 10%, following a 7% increase in 2020. Additionally, the company repurchased 0.3 million shares in the first quarter at an aggregate cost of $56 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down by 0.2 million compared to the same time last year. During the first quarter, the company returned $107 million in cash to shareholders through a combination of share repurchases and dividends.

Income Taxes

The company’s first quarter effective tax rate was 21.6%. The adjusted (non-GAAP) tax rate for the quarter was 25.0%, reflecting the company’s current expectation for the full-year adjusted tax rate.

Cost Reduction Actions

In the first quarter, the company realized approximately $19 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $3 million, the vast majority of which represents cash charges.

Outlook

In its supplemental presentation materials, “First Quarter 2021 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2021 financial results. Based on the factors listed and other assumptions, the company has raised its guidance range for 2021 reported earnings per share from a range of $7.50 to $7.90 to a range of $8.25 to $8.65. Excluding an estimated $0.15 per share related to restructuring charges and other items, the company’s guidance for adjusted earnings per share has been raised from a range of $7.65 to $8.05 to a range of $8.40 to $8.80.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2021 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs more than 32,000 employees in more than 50 countries. Reported sales in 2020 were $7.0 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to underlying demand for our products and/or foreign currency fluctuations from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of the coronavirus/COVID-19 pandemic; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (iv) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

•	COVID-19

•

International Operations – worldwide and local economic and market conditions; changes in political conditions; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets.

•

Our Business – changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; fluctuations in demand affecting sales to customers; execution and integration of acquisitions; selling prices; fluctuations in the cost and availability of raw materials and energy; the impact of competitive products and pricing; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers.

•

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets.

•

Information Technology – disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; and data security breaches.

•	Human Capital – recruitment and retention of employees; fluctuations in employee benefit costs; and collective labor arrangements.

•

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; volatility of financial markets; fluctuations in interest rates; and compliance with our debt covenants.

•	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases.

•

Legal and Regulatory Matters – protection and infringement of intellectual property and impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance.

•	Other Financial Matters – fluctuations in pension costs and goodwill impairment.

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, filed with the Securities and Exchange Commission on February 25, 2021.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	1Q	1Q	% Sales Change vs. P/Y
	2021	2020	Reported	Ex. Currency	Organic
				(a)	(b)

Net sales, by segment:

Label and Graphic Materials	$1,377.0	$1,173.5	17.3%	8.4%	7.6%

Retail Branding and Information Solutions	482.7	401.9	20.1%	15.0%	9.3%

Industrial and Healthcare Materials	191.6	147.6	29.8%	18.8%	16.3%

Total net sales	$2,051.3	$1,723.0	19.1%	10.9%	8.8%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	1Q	1Q	%	% of Sales		1Q	1Q	%	% of Sales
	2021	2020	Change	2021	2020	2021	2020	Change	2021	2020

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$226.2	$172.5		16.4%	14.7%	$224.3	$173.6		16.3%	14.8%

Retail Branding and Information Solutions	60.0	30.9		12.4%	7.7%	62.1	34.2		12.9%	8.5%

Industrial and Healthcare Materials	23.5	14.9		12.3%	10.1%	23.6	15.4		12.3%	10.4%

Corporate expense	(25.9)	(19.1)				(25.3)	(19.1)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$283.8	$199.2	42%	13.8%	11.6%	$284.7	$204.1	39%	13.9%	11.8%

Interest expense	$16.2	$18.8				$16.2	$18.8

Other non-operating expense (income), net (d)	($1.3)	($0.5)				($1.7)	($0.5)

Income before taxes	$268.9	$180.9	49%	13.1%	10.5%	$270.2	$185.8	45%	13.2%	10.8%

Provision for (benefit from) income taxes	$58.1	$46.3				$67.6	$45.9

Equity method investment (losses) gains	($1.3)	($0.4)				($1.3)	($0.4)

Net income	$209.5	$134.2	56%	10.2%	7.8%	$201.3	$139.5	44%	9.8%	8.1%

Net income per common share, assuming dilution	$2.50	$1.60	56%			$2.40	$1.66	45%

Free Cash Flow (e)						$182.0	($35.3)

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

(c)	Excludes impact of restructuring charges and other items. Corporate expense excludes impact of severance and related costs of $.6 in the first quarter of 2021.

(d)	As reported “Other non-operating expense (income), net” includes pension plan settlement loss of $.4 in the first quarter of 2021.

(e)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended
	Apr. 3, 2021	Mar. 28, 2020

Net sales	$2,051.3	$ 1,723.0

Cost of products sold	1,454.3	1,237.9

Gross profit	597.0	485.1

Marketing, general and administrative expense	312.3	281.0

Other expense (income), net(1)	0.9	4.9

Interest expense	16.2	18.8

Other non-operating expense (income), net(2)	(1.3)	(0.5)

Income before taxes	268.9	180.9

Provision for (benefit from) income taxes	58.1	46.3

Equity method investment (losses) gains	(1.3)	(0.4)

Net income	$209.5	$ 134.2

Per share amounts:

Net income per common share, assuming dilution	$2.50	$ 1.60

Weighted average number of common shares outstanding, assuming dilution	83.9	84.1

(1)

“Other expense (income), net” for the first quarter of 2021 includes severance and related costs of $2.4, asset impairment and lease cancellation charges of $.5, outcome of legal proceedings of $2.1, and transaction and related costs of $.7, partially offset by gain on sale of product line of $4.8.

“Other expense (income), net” for the first quarter of 2020 includes severance and related costs of $2.4 and transaction and related costs of $2.5.

(2)	“Other non-operating expense (income), net” for the first quarter of 2021 includes pension plan settlement loss of $.4.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Apr. 3, 2021	Mar. 28, 2020

Current assets:

Cash and cash equivalents	$328.0	$742.0

Trade accounts receivable, net	1,301.4	1,222.5

Inventories, net	786.7	723.3

Other current assets	216.3	225.8

Total current assets	2,632.4	2,913.6

Property, plant and equipment, net	1,329.0	1,232.0

Goodwill and other intangibles resulting from business acquisitions, net	1,363.5	1,225.7

Deferred tax assets	201.4	224.8

Other assets	746.9	664.8

	$6,273.2	$6,260.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$116.9	$832.3

Accounts payable	1,178.0	1,030.8

Other current liabilities	763.6	697.0

Total current liabilities	2,058.5	2,560.1

Long-term debt and finance leases	2,025.9	1,988.0

Other long-term liabilities	606.9	539.4

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	845.8	852.5

Retained earnings	3,504.4	3,064.8

Treasury stock at cost	(2,546.3)	(2,456.0)

Accumulated other comprehensive loss	(346.1)	(412.0)

Total shareholders’ equity	1,581.9	1,173.4

	$6,273.2	$6,260.9

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Apr. 3, 2021	Mar. 28, 2020

Operating Activities:

Net income	$ 209.5	$134.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	40.0	36.8

Amortization	14.4	10.7

Provision for credit losses and sales returns	8.9	31.2

Stock-based compensation	9.9	6.3

Pension plan settlement loss	0.4	---

Deferred taxes and other non-cash taxes	1.5	6.4

Other non-cash expense and loss (income and gain), net	2.7	4.4

Changes in assets and liabilities and other adjustments	(78.0)	(225.6)

Net cash provided by operating activities	209.3	4.4

Investing Activities:

Purchases of property, plant and equipment	(25.2)	(33.2)

Purchases of software and other deferred charges	(2.3)	(6.2)

Proceeds from sales of property, plant and equipment	0.7	---

Proceeds from insurance and sales (purchases) of investments, net	(0.5)	(0.3)

Proceeds from sale of product line	6.7	---

Payments for acquisitions, net of cash acquired, and investments in businesses	(30.6)	(245.9)

Net cash used in investing activities	(51.2)	(285.6)

Financing Activities:

Net increase (decrease) in borrowings (maturities of three months or less)	53.8	(106.0)

Additional borrowings under revolving credit facility	---	500.0

Additional long-term borrowings	---	494.4

Repayments of long-term debt and finance leases	(1.5)	(1.1)

Dividends paid	(51.6)	(48.4)

Share repurchases	(55.6)	(45.2)

Net (tax withholding) proceeds related to stock-based compensation	(25.3)	(20.0)

Net cash (used in) provided by financing activities	(80.2)	773.7

Effect of foreign currency translation on cash balances	(2.2)	(4.2)

Increase (decrease) in cash and cash equivalents	75.7	488.3

Cash and cash equivalents, beginning of year	252.3	253.7

Cash and cash equivalents, end of period	$328.0	$742.0

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcome of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period and full year, as applicable.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (“TCJA”), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 3, 2021	Mar. 28, 2020

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,051.3	$1,723.0

Income before taxes	$268.9	$180.9

Income before taxes as a percentage of net sales	13.1%	10.5%

Adjustments:

Interest expense	$16.2	$18.8

Other non-operating expense (income), net	(1.3)	(0.5)

Operating income before interest expense, other non-operating expense (income), and taxes	$283.8	$199.2

Operating margins	13.8%	11.6%

Income before taxes	$268.9	$180.9

Adjustments:

Restructuring charges:

Severance and related costs	2.4	2.4

Asset impairment and lease cancellation charges	0.5	---

Outcome of legal proceedings	2.1	---

Transaction and related costs	0.7	2.5

Gain on sale of product line	(4.8)	---

Interest expense	16.2	18.8

Other non-operating expense (income), net	(1.3)	(0.5)

Adjusted operating income (non-GAAP)	$284.7	$204.1

Adjusted operating margins (non-GAAP)	13.9%	11.8%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$209.5	$134.2

Adjustments:

Restructuring charges and other items(1)	0.9	4.9

Pension plan settlement loss	0.4	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(9.5)	0.4

Adjusted net income (non-GAAP)	$201.3	$139.5

(1)	Includes pretax restructuring and related charges, outcome of legal proceedings, transaction and related costs, and gain on sale of product line.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 3, 2021	Mar. 28, 2020

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$2.50	$1.60

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.01	0.06

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.11)	---

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.40	$1.66

Weighted average number of common shares outstanding, assuming dilution	83.9	84.1

Our adjusted tax rate was 25% and 24.7% for the three months ended Apr. 3, 2021 and Mar. 28, 2020, respectively.

(1)	Includes pretax restructuring and related charges, outcome of legal proceedings, transaction and related costs, and gain on sale of product line.

	(UNAUDITED)

	Three Months Ended

	Apr. 3, 2021	Mar. 28, 2020

Reconciliation of free cash flow:

Net cash provided by operating activities	$209.3	$4.4

Purchases of property, plant and equipment	(25.2)	(33.2)

Purchases of software and other deferred charges	(2.3)	(6.2)

Proceeds from sales of property, plant and equipment	0.7	---

Proceeds from insurance and sales (purchases) of investments, net	(0.5)	(0.3)

Free cash flow (non-GAAP)	$182.0	$(35.3)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2021	2020	2021	2020	2021	2020

Label and Graphic Materials	$1,377.0	$1,173.5	$226.2	$172.5	16.4%	14.7%

Retail Branding and Information Solutions	482.7	401.9	60.0	30.9	12.4%	7.7%

Industrial and Healthcare Materials	191.6	147.6	23.5	14.9	12.3%	10.1%

Corporate Expense	N/A	N/A	(25.9)	(19.1)	N/A	N/A

TOTAL FROM OPERATIONS	$2,051.3	$1,723.0	$283.8	$199.2	13.8%	11.6%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2021	2020	2021		2020

Label and Graphic Materials

Operating income and margins, as reported	$226.2	$172.5	16.4%		14.7%

Adjustments:

Restructuring charges:

Severance and related costs	0.6	0.4	---		---

Asset impairment charges	0.1	---	---		---

Outcome of legal proceedings	2.1	---	0.2%		---

Transaction and related costs	0.1	0.7	---		0.1%

Gain on sale of product line	(4.8)	---	(0.3%	)	---

Adjusted operating income and margins (non-GAAP)	$224.3	$173.6	16.3%		14.8%

Depreciation and amortization	29.0	26.1	2.1%		2.2%

Adjusted EBITDA and margins (non-GAAP)	$253.3	$199.7	18.4%		17.0%

Retail Branding and Information Solutions

Operating income and margins, as reported	$60.0	$30.9	12.4%		7.7%

Adjustments:

Restructuring charges:

Severance and related costs	1.2	1.5	0.3%		0.4%

Asset impairment and lease cancellation charges	0.4	---	0.1%		---

Loss on sale of asset	0.3	---	0.1%		---

Transaction and related costs	0.2	1.8	---		0.4%

Adjusted operating income and margins (non-GAAP)	$62.1	$34.2	12.9%		8.5%

Depreciation and amortization	18.6	14.9	3.8%		3.7%

Adjusted EBITDA and margins (non-GAAP)	$80.7	$49.1	16.7%		12.2%

Industrial and Healthcare Materials

Operating income and margins, as reported	$23.5	$14.9	12.3%		10.1%

Adjustments:

Restructuring charges:

Severance and related costs	---	0.5	---		0.3%

Transaction and related costs	0.4	---	0.2%		---

Gain on sale of assets	(0.3)	---	(0.2%	)	---

Adjusted operating income and margins (non-GAAP)	$23.6	$15.4	12.3%		10.4%

Depreciation and amortization	6.8	6.5	3.6%		4.4%

Adjusted EBITDA and margins (non-GAAP)	$30.4	$21.9	15.9%		14.8%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	(13 weeks)	(13 weeks)	(13 weeks)	(14 weeks)	(13 weeks)
	QTD				QTD

Total Company	1Q20	2Q20	3Q20	4Q20	1Q21

Net sales	$1,723.0	$1,528.5	$1,729.1	$1,990.9	$2,051.3

Operating income before interest expense, other non-operating expense (income), and taxes, as reported	$199.2	$123.5	$213.5	$273.0	$283.8

Operating margins, as reported	11.6%	8.1%	12.3%	13.7%	13.8%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$2.4	$37.5	$6.5	$2.7	$2.4

Asset impairment and lease cancellation charges	-	1.8	4.4	-	0.5

Other items	2.5	0.7	1.5	(6.4)	(2.0)

Adjusted operating income (non-GAAP)	$204.1	$163.5	$225.9	$269.3	$284.7

Adjusted operating margins (non-GAAP)	11.8%	10.7%	13.1%	13.5%	13.9%

Depreciation and amortization	$47.5	$50.3	$52.0	$55.5	$54.4

Adjusted EBITDA (non-GAAP)	$251.6	$213.8	$277.9	$324.8	$339.1

Adjusted EBITDA margins (non-GAAP)	14.6%	14.0%	16.1%	16.3%	16.5%

Total Debt					$2,142.8

Less: Cash and cash equivalents					328.0

Net Debt					$1,814.8

Net Debt to Adjusted EBITDA LTM* (non-GAAP)					1.6

*LTM = Last twelve months (2Q20 to 1Q21)

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	First Quarter 2021
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	19.1%	17.3%	20.1%	29.8%

Foreign currency translation	(4.4%)	(5.0%)	(1.8%)	(6.5%)

Extra week impact	(3.8%)	(3.9%)	(3.3%)	(4.5%)
Sales change ex. currency (non-GAAP)(1)	10.9%	8.4%	15.0%	18.8%

Acquisitions and divestiture	(2.1%)	(0.8%)	(5.7%)	(2.5%)

Organic sales change (non-GAAP)(1)	8.8%	7.6%	9.3%	16.3%

	Fourth Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	12.3%	10.1%	19.0%	10.8%

Foreign currency translation	(2.3%)	(2.5%)	(0.9%)	(4.0%)

Extra week impact	(4.9%)	(4.1%)	(6.6%)	(6.1%)

Sales change ex. currency (non-GAAP)(1)	5.2%	3.6%	11.6%	0.7%

Acquisitions	(2.0%)	---	(8.4%)	---

Organic sales change (non-GAAP)(1)	3.2%	3.6%	3.1%	0.7%

	Third Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	(1.8%)	(3.3%)	4.7%	(7.0%)

Foreign currency translation	0.5%	0.7%	0.5%	(0.5%)

Sales change ex. currency (non-GAAP)(1)	(1.3%)	(2.6%)	5.2%	(7.6%)

Acquisitions	(2.3%)	---	(10.0%)	---

Organic sales change (non-GAAP)(1)	(3.6%)	(2.6%)	(4.7%)	(7.6%)

	Second Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	(14.9%)	(8.7%)	(29.5%)	(22.8%)

Foreign currency translation	2.9%	3.8%	1.3%	1.9%

Sales change ex. currency (non-GAAP)(1)	(12.0%)	(4.9%)	(28.2%)	(20.9%)

Acquisitions	(1.7%)	---	(7.3%)	---

Organic sales change (non-GAAP)(1)	(13.7%)	(4.9%)	(35.5%)	(20.9%)

	First Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	(1.0%)	(0.4%)	0.9%	(9.7%)

Foreign currency translation	1.9%	2.2%	1.0%	2.0%

Sales change ex. currency (non-GAAP)(1)	1.0%	1.8%	2.0%	(7.8%)

Acquisitions	(0.7%)	---	(3.1%)	---

Organic sales change (non-GAAP)(1)	0.3%	1.8%	(1.1%)	(7.8%)

(1) Totals may not sum due to rounding.